UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2011 (August 2, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive
office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 4, 2011, we reported our second quarter 2011 results. Our second quarter 2011 results are discussed in detail in the press release attached hereto as Exhibit 99.1.
The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Limited under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 2, 2011, Douglas M. Steenland was appointed as Vice Chairman of our Board of Directors, as well as to the Audit Committee, Compensation Committee and Executive Committee of our Board of Directors. On August 2, 2011, the Company and Mr. Steenland entered into a letter agreement pursuant to which Mr. Steenland will be paid $250,000 per year as compensation for his service on the Board of Directors and committees of the Board. A copy of the letter agreement between the Company and Mr. Steenland is attached hereto as Exhibit 10.1.
On August 2, 2011, the Compensation Committee of our Board of Directors approved a supplemental bonus program for certain members of our management, including our Named Executive Officers: Jeff Clarke ($401,901); Gordon A. Wilson ($376,923); Eric J. Bock ($139,051); Philip Emery ($125,000); and Lee Golding ($82,211), payable in respect of the third quarter of 2011 upon the satisfaction of certain conditions by the Company. A form of the executive supplemental bonus plan was filed as Exhibit 10.25 to our Annual Report on Form 10-K for the year ended December 31, 2010.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Letter Agreement between the Company and Douglas M. Steenland
99.1	Press Release dated August 4, 2011.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Simon Gray
Simon Gray
Senior Vice President and Chief Accounting Officer

Date: August 4, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated August 4, 2011 (August 2, 2011)
EXHIBIT INDEX

10.1	Letter Agreement between the Company and Douglas M. Steenland.
99.1	Press Release dated August 4, 2011.